EXHIBIT 10.4

Form of Affiliate Letter

Camden Property Trust
Three Greenway Plaza
Suite 1300
Houston, TX 77046

Ladies and Gentlemen:

     I have been advised that as of the date hereof, I may be deemed to be an “affiliate” of Summit Properties Inc., a Maryland corporation (the “Seller”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the “Rules and Regulations”) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of October    , 2004 (the “Merger Agreement”), by and among Camden Property Trust, a Texas real estate investment trust (the “Buyer”), Camden Summit, Inc. (formerly Camden Sparks, Inc.), a Delaware corporation and a wholly owned subsidiary of the Buyer (“MergerCo”), and the Seller, pursuant to which Seller will merge with and into the MergerCo (the “Merger”) and, that as a result of the Merger, I may receive Parent Common Shares (as defined in the Merger Agreement) in exchange for shares of Company Common Stock (as defined in the Merger Agreement) owned by me.

     Accordingly, I hereby represent, warrant and covenant to the Buyer that with respect to the Parent Common Shares I receive as a result of the Merger:

A.	I shall not make any sale, transfer or other disposition of the Parent Common Shares in violation of the Act or the Rules and Regulations.

B.	I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Shares to the extent I believe necessary with my counsel or counsel for the Seller.

C.	I have been advised that the issuance of Parent Common Shares to me pursuant to the Merger will be registered with the Commission under the Act pursuant to a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of the Seller, I may be deemed to have been an affiliate of the Seller and the resale by me of the Parent Common Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of Parent Common Shares issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to the Buyer and its counsel, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

D.	I understand that the Buyer is under no obligation to register the sale, transfer or other disposition of the Parent Common Shares received in the Merger by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available, other than as set forth herein.

E.	I also understand that stop transfer instructions will be given to the Buyer’s transfer agent(s) with respect to the Parent Common Shares issued to me and that there will be placed on the certificates of the Parent Common Shares issued to me, or any substitutions therefor, a legend in substantially the following form:

“The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration.”

F.	I also understand that unless the transfer by me of my Parent Common Shares has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Buyer reserves the right to place a legend on the certificates issued to my transferee in substantially the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933.”

     It is understood and agreed that the legends set forth in paragraphs (E) and (F) above shall be removed by delivery of substitute certificates without such legend and the related stop transfer restrictions may be lifted forthwith, if (i) any such shares of Parent Common Shares shall have been registered under the Act for sale, transfer or other disposition by me or on my behalf, or (ii) any such shares of the Parent Common Shares are eligible to be sold in accordance with the provisions of paragraph (d) of Rule 145 promulgated under the Act, or (iii) the Buyer shall have received a letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to the Buyer, to the effect that the stock transfer restrictions and the legend are not required.

     I have set forth below the exact number of shares of Company Common Stock which I own of record only, beneficially only and of record and beneficially. My ownership of the shares of Company Common Stock indicated is free and clear of any security interest, lien, encumbrance, charge, equity, claim or restriction whatsoever, except as set forth below and as may be imposed by reason of the Act of the Rules and Regulations thereunder.

     I understand that the Buyer will file the reports required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder, and will take such further action as I may reasonably request, to the extent required from time to time to enable me to sell shares received by me in the Merger without registration under the Act pursuant to (a) Rule 145(d)(1) or (b) any successor rule or regulation hereafter adopted by the Commission.

     Execution of this letter should not be considered an admission on my part that I am an “affiliate” of Seller as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

Very truly yours,

Name:
Date:

Company Common Stock Owned

Of Record:

Beneficially:

Beneficially and of Record:

Accepted this day of
, 200 by

CAMDEN PROPERTY TRUST

By:

Name:
Title:

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